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                                                                Exhibit 3.2

                       MISSISSIPPI BAND OF CHOCTAW INDIANS
                         P.O. BOX 6010 - CHOCTAW BRANCH
                         PHILADELPHIA, MISSISSIPPI 39350


                                ORDINANCE NO. 56

             AN ORDINANCE PROVIDING FOR CLASSIFICATION, REGULATION,
            AND CREATION OF WHOLLY-OWNED TRIBAL BUSINESS ENTERPRISES
              AND ESTABLISHMENT OF BUSINESS ENTERPRISE DIVISION OF
                            TRIBAL GOVERNMENT BRANCH


                                NOVEMBER 20, 1997


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                                TABLE OF CONTENTS

NAME                                                                                         PAGE NO.
----                                                                                         --------
Section 1.  Effect of Ordinance on Enterprise Charters and Structure
                of Tribal Government Executive Branch.........................................   2
Section 2.  Continuation of Ongoing Tribal under Business
                Enterprise Division of Tribal Government Executive Branch.....................   2
Section 3.  Transfer of Some Former Tribal Business Enterprises to
                Tribal Government Services Division of Tribal Government
                Executive Branch..............................................................   3
Section 4.  Termination of Non-Functioning Tribal Enterprises.................................   3
Section 5.  Continuation of Boards For Ongoing Tribal Enterprises.............................   4
Section 6.  Affirmation of Existing Legal Obligations.........................................   4
Section 7.  Employee Classifications and Retirement Plans.....................................   5
Section 8.  Use of Tribal Taxpayer Identification Numbers for Ongoing Enterprises.............   5
Section 9.  Establishment of New Tribal Enterprises and Use of Tribal
                Taxpayer Identification Number................................................   6
Section 10. Special Provisions for Tribal Involvement in Joint Ventures or Partnerships.......   7
Section 11. Minimum Organizational Requirements and Operating Procedures......................   7
Section 12. Other Enterprise Board Operational Policies/Procedures............................  16
Section 13. Nonwaiver of Sovereign Immunity...................................................  17
Section 14. Enterprise Budgets................................................................  17
Section 15. Financial Records, Audits, and Year End Financial Report..........................  19
Section 16. Bank Accounts.....................................................................  20
Section 17. Tax Reporting And Compliance......................................................  20
Section 18. Board Compensation................................................................  20
Section 19. Insurance.........................................................................  21
Section 20. Indian Preference.................................................................  21
Section 21. Duration and Termination..........................................................  22
Section 22. Indemnity.........................................................................  22
Section 23. Conflict of Interest..............................................................  22
Section 24. Minutes...........................................................................  23
Section 25. Avoidance of Duplication..........................................................  23
Section 26. Special Provisions For Choctaw Development Enterprise.............................  23
Section 27. Special Provisions for Choctaw Housing Authority..................................  24
Section 28. Special Provisions for Silver Star Resort and Casino..............................  24
Section 29. Separation of Tribal Government Executive Branch into
                Government Services Division and Business Enterprise
                Division; Limited Delegations of Authority....................................  25
Section 30. Effective Date....................................................................  26


                       MISSISSIPPI BAND OF CHOCTAW INDIANS
                          P.O. BOX 6010 CHOCTAW BRANCH
                         PHILADELPHIA, MISSISSIPPI 39350

                                ORDINANCE NO. 56

                   AN ORDINANCE PROVIDING FOR CLASSIFICATION,
             REGULATION, AND CREATION OF TRIBAL BUSINESS ENTERPRISES
              AND ESTABLISHMENT OF BUSINESS ENTERPRISE DIVISION OF
                       TRIBAL GOVERNMENT EXECUTIVE BRANCH


         WHEREAS, the Tribal Council of the Mississippi Band of Choctaw Indians is empowered to address the regulation and establishment of Tribal business enterprises; and,

         WHEREAS, from time to time the Tribal Council has exercised those powers to authorize creation and regulation of various Tribal business enterprises; and,

         WHEREAS, it is now and has always been the intent of the Tribal Council that these wholly owned Tribal business enterprises should operate as and be legally classified as unincorporated enterprises of the Mississippi Band of Choctaw Indians, d/b/a the particular Tribal enterprise, rather than as separate Tribally-chartered corporations; and,

         WHEREAS, there is a need to clarify the organizational status of all the Tribe's wholly owned business enterprises to ensure that they receive treatment as non-taxable enterprises of the Tribe and not be confused with or mistaken for separate Tribally-chartered corporations; and,

         WHEREAS, there is also a need to divide the Tribal Government Executive Branch into two administrative divisions: a Tribal Government Services Division and a Tribal Business Enterprise Division, to clearly identify the placement of wholly owned tribal business enterprises within the Constitutional structure of the Tribal Government and to authorize certain limited delegations of Constitutional authority to achieve the purposes of this Ordinance.

         WHEREAS, there is also a need to provide a streamlined method for establishing new Tribal business enterprises, for authorizing new lines of business for existing Tribal business enterprises, and to avoid unnecessary duplication or confusion as to the organizational status of such enterprises.

         NOW, THEREFORE, BE IT ORDAINED:

         Section 1. EFFECT OF ORDINANCE ON ENTERPRISE CHARTERS AND STRUCTURE OF TRIBAL GOVERNMENT EXECUTIVE BRANCH. This Ordinance supersedes all existing organizational documents or charters for the Tribal business enterprises identified in Sections 2, 3 and 4, effective the date of enactment of the Ordinance. All prior charters for the enterprises identified in Sections 2, 3, and 4 are hereby vacated and are now null and void. Special provisions regarding the future operation of the enterprises identified in Sections 2 and 3 are set out in those Sections of this ordinance. Special provisions regarding termination of the enterprises identified in Section 4 are set out in that Section of this ordinance. Changes in the structure of the Tribal Government Executive Branch, and certain limited delegations of Constitutional powers to the enterprise boards, pursuant to this ordinance are addressed in Section 29 of this ordinance. These changes were made in recognition of the need to provide an effective separation between the policies and procedures applicable to Tribal Government Services functions and Tribal Business Enterprise operations.

         Section 2. CONTINUATION OF ONGOING TRIBAL ENTERPRISES UNDER BUSINESS ENTERPRISE DIVISION OF TRIBAL GOVERNMENT EXECUTIVE BRANCH. The Tribal business enterprises identified below are hereby determined to be going concerns and are hereby acknowledged to have an uninterrupted and continued operational existence as unincorporated enterprises of the Tribe, but henceforth shall be operated from the Business Enterprise Division of the Tribal Government Executive Branch pursuant to this Ordinance:

             (1)  Chahta Enterprise

             (2)  Choctaw Development Enterprise

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             (3)  First American Printing and Direct Mail is the tribal entity in the 51% tribally-owned joint venture (with a third party), d/b/a First American Plastics.

             (4)  Choctaw Manufacturing Enterprise

             (5)  Choctaw Golf Enterprise

             (6)  Choctaw Residential Center Enterprise

             (7)  Choctaw Construction Enterprise

             (8)  Choctaw Shopping Center Enterprise

         Section 3. TRANSFER OF SOME FORMER TRIBAL BUSINESS ENTERPRISES TO TRIBAL GOVERNMENT SERVICES DIVISION OF TRIBAL GOVERNMENT EXECUTIVE BRANCH. All functions, obligations, assets and liabilities of those Tribal business enterprises listed below have heretofore been or shall hereinafter be administered by the Tribal Government Services Division of the Executive Branch under the Office of the Tribal Chief, Administration Department:

             (1) Choctaw Housing Development Enterprise

             (2) Choctaw Forest Products Enterprise

             (3) Choctaw Transit Authority

         The existing boards for the enterprises identified in this Section 3 are hereby abolished. All personnel, financial, contract, loan, and administrative functions regarding these enterprises shall continue to be or shall henceforth be handled within the Tribal Government Services Division of the Executive Branch and pursuant to the Tribe's taxpayer identification number/employer identification number and in accordance with the policies and procedures otherwise applicable to programs administered by the Tribal Government Services Division of the Executive Branch.

         Section 4. TERMINATION OF NON-FUNCTIONING TRIBAL ENTERPRISES. Those Tribal business enterprises shown below presently exist only on paper, and are not in fact operational.

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Those enterprises have no employees, no assets and no liabilities and have heretofore been, or are hereby, terminated. Their initial authorizing ordinances or charters are hereby repealed and are now null and void:

             (1) Choctaw Consumer Cooperative Enterprise

             (2) Choctaw Telephone Company

             (3) Choctaw Cattle Enterprise

             (4) Choctaw Wood Sawmill Enterprise

             (5) Choctaw Technology Enterprise

             (6) Choctaw Greetings Enterprise

             (7) Choctaw Food Service Enterprise

             (8) Choctaw Elderly Care Center Authority

         Section 5. CONTINUATION OF BOARDS FOR ONGOING TRIBAL ENTERPRISES. Except as provided in Section 11(d) of this Ordinance, all Tribal business enterprises identified in Section 2 shall continue to operate under the same enterprise boards and with the same number of board members as were established in prior ordinances or resolutions of the Tribal Council for each such enterprise and for the same terms of office for the existing board members.

         Section 6. AFFIRMATION OF EXISTING LEGAL OBLIGATIONS.

         (a) All rights, obligations, contracts, leases, loan arrangements, assets and liabilities listed in the books and records of the existing Tribal business enterprises identified on Sections 1, 2 and 3 are hereby reaffirmed on the same terms and conditions as set forth in any existing authorized third-party contracts and/or in any existing authorized entries located in the books and records of each such enterprise.

         (b) The Mississippi Band of Choctaw Indians hereby reaffirms all previously authorized enterprise contracts, leases, loans, partnerships or joint venture arrangements, and

                                       4
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other enterprise business arrangements now in force, and agrees to guarantee and stand behind them on the same terms and conditions and subject to the same qualifications as pre-existed this Ordinance. No creditors, lenders, employees, or contract parties shall be adversely affected by this Ordinance as to any pre-existing rights and obligations and all shall have the same rights and obligations respecting authorized contracts and arrangements entered into in the name of said enterprises as before its enactment.

         Section 7. EMPLOYEE CLASSIFICATIONS AND RETIREMENT PLANS.

         (a) Tribal employees shall participate in either the MBCI Tribal Government Enterprise 401(k) Plan or the MBCI Tribal Government Services 401(k) Plan, depending upon whether they shall in future be classified as Tribal Government Enterprise employees or as Tribal Government Services employees, all subject to final federal government approval and determination as to qualification of the said plans.

         (b) Rights and restrictions respecting employee benefits, classifications, salaries, wages, or other personnel matters applicable to employees who voluntarily transfer or are involuntarily transferred from one duty station to another within the Tribe shall be addressed in the applicable tribal government services or tribal government enterprise personnel policies, 401(k) plan documents or other tribal council resolutions or ordinances.

         Section 8. USE OF TRIBAL TAXPAYER IDENTIFICATION NUMBERS FOR ONGOING ENTERPRISES. All the Tribal business enterprises identified in Section 2 shall operate under the taxpayer identification number/employer identification number of the Mississippi Band of Choctaw Indians, to-wit:
64-0345731. To the extent any such wholly owned business enterprise is now operating under a different taxpayer identification number/employer identification number, each such enterprise shall forthwith commence using the Tribe's taxpayer identification

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number/employer identification number for all federal/state reporting requirements. This transition shall be completed within 90 days of enactment of this Ordinance and shall be coordinated through the Tribal Comptroller's office.

         Section 9. ESTABLISHMENT OF NEW TRIBAL ENTERPRISES AND USE OF TRIBAL TAXPAYER IDENTIFICATION NUMBER.

         (a) All new wholly-owned enterprises which will operate under separate boards shall be authorized and established pursuant to this general Ordinance rather than by separate Ordinance. All new Tribal business enterprises shall operate under the taxpayer identification number/employer identification number of the Mississippi Band of Choctaw Indians, to wit:
64-0345731 and all new wholly-owned Tribal business enterprises shall operate as and be classified as unincorporated enterprises of the Tribe, and shall operate from the Tribal Business Enterprise Division of the Executive Branch pursuant to this ordinance.

         (b) When the Tribal Council is ready to authorize establishment of any new Tribal business enterprises to be wholly owned by the Tribe pursuant to this Ordinance, a resolution so stating and incorporating by reference this Ordinance shall be enacted setting forth the name and business purpose of the enterprise, naming its initial board and their terms of office. All other terms and conditions for the operation of that enterprise shall be addressed by reference to this Ordinance, which shall be incorporated by reference in the enacting resolution, except to the extent the Council finds a need to include any other special provisions consistent with this Ordinance or otherwise provides for operation of the enterprise by management contract with or without an enterprise board. The standard form of resolution attached hereto as Appendix A shall be used for initiating new tribal business enterprises which will operate with an enterprise board pursuant to this Ordinance. Nothing in this ordinance shall be construed to prevent the

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Tribal Council from acting by separate general or other ordinance to charter non-profit membership corporations or other for-profit corporations that are not wholly-owned Tribal entities, from establishing a general ordinance for the issuance of various forms of corporate charters, or from acquiring or holding stock or other forms of equity in state, Tribal or federally chartered corporations, limited liability companies or other forms of business wherever situate.

         Section 10. SPECIAL PROVISIONS FOR TRIBAL INVOLVEMENT IN JOINT VENTURES OR PARTNERSHIPS.

         (a) Where the Tribe enters into a joint venture or partnership arrangement with a third party and federal law or regulations require that a separate taxpayer identification/employer identification number be obtained and used for information or tax reporting by the said joint venture or partnership, a separate taxpayer identification/employer identification number shall be obtained for the joint venture or partnership by or through the Tribal Chief's office. However, in such cases the Tribe shall use the Tribe's taxpayer identification/employer identification number, to wit:
64-0345731 to carry out any information or tax reporting obligations required of the Tribe as a partner or co-venturer.

         (b) Existing, duly authorized joint venture agreements involving the Tribe or tribal enterprises are not affected by this ordinance.

         Section 11. MINIMUM ORGANIZATIONAL REQUIREMENTS AND OPERATING PROCEDURES. All wholly-owned Tribal business enterprises which shall continue to operate or which shall in future be authorized to operate after enactment of this Ordinance (including those enterprises identified in Section 2 of this ordinance) shall hereafter operate in conformity with the following minimum organizational requirements and operating procedures. These requirements and

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procedures do not apply to the enterprises identified in Section 3, except for the provisions of Section 11(d).

                     ENTERPRISE ORGANIZATIONAL REQUIREMENTS
                            AND OPERATING PROCEDURES

         (a) NAME. The name of any new tribal business enterprise established pursuant to this Ordinance shall be as set out in the authorizing resolution for that enterprise. The existing enterprises identified in Section 2 shall continue to use the names there shown. On all enterprise contracts, notes, leases, or other legal instruments the enterprise shall be identified as "The Mississippi Band of Choctaw Indians, d/b/a [enterprise name]." The enterprise name may be used without the d/b/a reference in advertisements, marketing materials, letterheads, etc., but all such communications shall also identify the enterprise as an "enterprise of" or a "development of" the Mississippi Band of Choctaw Indians.

         (b) AUTHORIZED PURPOSES. Each tribal enterprise shall be empowered to operate in furtherance of their authorized purposes as heretofore established by or as may in the future be established by the Tribal Council. The existing authorized purposes of the enterprises identified in Section 2 of this ordinance are set out on Appendix B hereto.

         (c) CONTRACTING AND OPERATIONAL AUTHORITY. Each tribal business enterprise shall be operated by and overseen by an enterprise board which shall exercise the powers herein enumerated. For the enterprises identified in Section 2, the enterprise boards shall continue in their present forms and with their present memberships, except as provided at Section 11 (d) and (e). The authorized purpose and any special powers or duties of each new tribal enterprise shall be as set out in the future resolution authorizing such new enterprise. No contract entered into in violation of the provisions of this Ordinance shall be binding upon the Mississippi Band of Choctaw Indians unless thereafter expressly ratified by resolution of the Tribal Council.

         (d) ENTERPRISE BOARD MEMBERSHIP AND TERM.

                           1) The existing board members and existing staggered
                  terms of office for the boards of the enterprises identified in Section 2 shall continue under the same procedures and on the same schedules as established for said enterprises prior to enactment of this Ordinance, except as follows:

                                    (i) all Board Members terms for existing
                           enterprises which are not already on a four-year staggered term basis, shall be converted to a four-year staggered term basis as the existing terms of office expire.

                                    (ii) Upon the effective date of this
                           ordinance, the Tribal Chief then in office shall automatically be designated Chairman of each existing enterprise board and the Tribal Secretary-Treasurer then in office shall automatically be designated as Treasurer of each existing enterprise board for the duration of their terms in said Tribal offices.

                                    (iii) The boards for the following
                           enterprises previously had more than five (5) board members: Chahta Enterprise and Choctaw Construction Enterprise. The number of board members for said enterprises shall be and hereby are reduced to five
                           (5), including the board positions held by the Tribal Chief and the Tribal Secretary-Treasurer. Notwithstanding any other provision of this Ordinance, the existing seven (7) member Board for Choctaw Residential Center Enterprise shall not be reduced in number at this time.

                                    (iv) The board composition and terms of
                           office for each board for the enterprises identified in Section 2 of this ordinance shall initially be as set out on Appendix C to this ordinance. These board positions may be reassigned by the Tribal Council on recommendation of the Tribal Chief after consultation with the Tribal Council Committee on Budgets and Finance and the Tribal Council Committee on Economic Development. This consultation and recommendation process shall be completed within six (6) months of enactment of this ordinance.

                                    (v) Any other special rules or requirements
                           heretofore established for board membership for said enterprise shall likewise continue in force until and unless changed by the Tribal Council.

                           2) The number of board members for all new tribal
                  business enterprises shall be specified by the Tribal Council in the authorizing resolution for that new enterprise. New enterprise boards shall not exceed five (5) persons, including the Tribal Chief and the Tribal Secretary-Treasurer. SEE form of resolution at Appendix A. The members of all such boards shall be appointed by the Tribal Council based upon recommendations submitted through the Office of the Tribal Chief after consultation with the Tribal Council Committee on Economic Development and the Tribal Council Committee on Budgets and Finance.

                           3) The Tribal Chief then in office shall
                  automatically be designated Chairman of each new enterprise board and the Tribal Secretary-Treasurer then in office shall automatically be designated Treasurer of each new enterprise board for the duration of their terms in said Tribal offices. To establish staggered terms, the other board members shall be appointed to either initial four-year terms

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                  ending at the close of the fourth year of their terms, or
                  initial two-year terms, ending at the close of the second year of their terms, as determined by the Tribal Council in the authorizing resolution for that new enterprise. Thereafter, the Council shall appoint all of the other members to terms of four years, based upon recommendations submitted through the Office of the Tribal Chief, as those terms expire. Board member shall otherwise retain their positions until their successors have been duly appointed.

         (e) VACANCIES AND REMOVAL.

                           (1) In the event of a vacancy occurring on an
                  enterprise board for any reason, the vacancy shall be filled by the Tribal Council based on recommendations from the Office of the Tribal Chief after consultation with the Tribal Council Committee on Economic Development and the Tribal Council Committee on Budgets and Finance for the remainder of the term, subject to the requirements of part (d)(1) for those enterprise board positions which the Tribal Chief and the Secretary-Treasurer of the council automatically fill.

                           (2) If there is a change for any reason in the
                  persons holding the Office of Tribal Chief or the Office of the Secretary-Treasurer of the Tribal Council, creating a vacancy on the enterprise boards, the persons succeeding to those tribal offices shall automatically fill those vacancies for the duration of their positions as Chief and Secretary-Treasurer respectively and shall likewise automatically assume the positions of Chairman and Treasurer on the affected enterprise boards simultaneously with their succession to said tribal offices.

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                           (3) Other board members may be removed by a majority
                  vote of the Tribal Council at a meeting at which a quorum is present only for failure to attend at least one-half of scheduled meetings during any 12-month period or for other just cause.

         (f) QUORUM AND VOTING. A majority of the board members then in office shall constitute a quorum, with all matters to be determined by a majority vote in accordance with such procedures regarding quorums, voting, powers and telephonic meetings as shall be set out in the Board's operational policies/procedures approved by the Tribal Council pursuant to Section 12 or as otherwise set out in the authorizing resolution.

         (g) POWERS OF THE BOARD. The following powers and authorities are hereby delegated to the enterprise boards, subject to the terms and conditions set forth in this Ordinance.

                           1) to purchase, take by lease, sublease, gift,
                  bequest, or otherwise acquire, own, hold, manage, operate, encumber, sublease, and dispose of personal property of every description where such purchase, lease, acquisition or disposition is (i)(A) consistent with enterprise purposes, (B) within the enterprises' approved capital or operating budgets, and (C) can otherwise be accomplished with funds in an approved enterprise budget and without encumbering other tribal funds or other tribal property, or (ii) has otherwise been specifically authorized by the Tribal Council; provided that the board shall have no authority to purchase, transfer, or encumber any real property in absence of a specific ordinance or resolution by the Tribal Council allowing the enterprise to acquire or dispose of real estate.

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                           2) (i) subject to the approval of the Tribal Council,
                  each enterprise board may borrow money and enter other financing and credit arrangements for enterprise purposes and grant security interests in enterprise accounts, equipment or other personal property held in the name of the enterprise and to pledge a percentage of enterprise revenues as security for such financings, where required. For all such loan, credit, or pledge transactions, the enterprise board shall from time to time make an initial determination of the amount of loan, credit, or pledge authority needed and the terms thereof, whether on an annual basis, on a loan by loan basis or otherwise, and shall submit the same for Tribal Council approval through the Office of the Tribal Chief.

                              (ii) The Tribal Council shall make the final
                       decision as to the amount and terms of all enterprise loans, pledges, or lines of credit; provided that all submissions to the Tribal Council regarding loans, pledges, and lines of credit shall be deemed approved if not acted on by the Tribal Council within 30 days of submission to the Tribal Council.

                              (iii) Enterprise boards shall have no ability
                       to pledge, encumber or use tribal assets, enterprise revenues or enterprise personal property, as security for any enterprise indebtedness, unless approved by the Tribal Council through the enterprise budget process or otherwise.

                              (iv) All prior actions of the Tribal Council to
                       establish borrowing limits or limits on pledges of enterprise revenues by percentages or otherwise, or to approve prior loan, credit, or pledge arrangements, or approving limited or general waivers of sovereign immunity for existing tribal business enterprises, are hereby extended and shall remain in full force and effect.

                       3) to hire and terminate an executive officer or
                  manager and provide for the employment of necessary staff and personnel and to delegate authority to such officers and other personnel as may be reasonably necessary for the operation of the enterprise.

                       4) to establish personnel policies and equitable wage
                  and salary programs and to adopt and maintain employee welfare, benefit, and other incentive programs for personnel employed by the Tribe at the enterprise, except that for any employee benefit plans or policies which the Tribal Council may from time to time require to be made uniformly applicable to all tribal employees, the enterprise board shall not approve any employee benefit plans or policies having different terms and conditions than the uniform tribal plan or policy. All tribal enterprise employees shall be eligible to participate in the MBCI Tribal Government Enterprise 401(k) Plan or any successor qualified plan, after meeting the eligibility requirements, subject to the terms and conditions set out in said plan.

                       5) to make and perform contracts and agreements for
                  goods or services with any person, association, partnership, corporation, municipality, county, state, Indian tribe or tribal enterprise, or with the United States for any work reasonably related to the enterprise's authorized purposes and including contracts to employ accountants and legal counsel, provided that enterprise legal counsel must be selected from a list of attorneys approved by the Tribal Council from a list to be submitted through the Office of the Tribal Chief. Unless otherwise authorized by the tribal council, contracts executed by or on behalf of the board must be satisfied with revenues of the enterprise without encumbering general Tribal funds or property.

                           6) to deposit to the credit of the Mississippi Band
                  of Choctaw Indians, d/b/a the enterprise, funds generated by, assigned to, or borrowed by the enterprise in fully-insured accounts of any institution the deposits of which are insured by an agency of the federal government, subject to the Tribal funds collateralization requirements set out in Resolution CHO 01-96, and any amendments thereto, and other tribally established guidelines for investment of tribal funds and to expend such funds in accordance with the purposes set forth in this ordinance, the enterprise's authorizing resolution and budgets approved by the Tribal Council or authorized amendments thereof.

                           7) The enterprise shall not initiate any lawsuit in
                  any court without first securing advance written approval of the Tribal Chief for such lawsuit. Upon receiving notice of any lawsuit against the enterprise, the enterprise CEO shall immediately notify the Office of the Tribal Chief and the Office of the Tribal Attorney General of said lawsuit, shall promptly provide them a copy of any complaint served and shall promptly consult legal counsel on how best to respond to said lawsuit.

                           8) to enter into joint venture or partnership
                  agreements with third parties or to acquire stock or other equity ownership or investment in other companies, upon first securing Tribal Council approval.

                           9) to commence new lines of business, provided that
                  the board shall not commence any new line of business which will involve any significant investment or credit financing or which will involve production or services not reasonably related to the enterprise's authorized purposes without first securing Tribal Council approval. The existing authorized purposes of the enterprises identified in Section 2 of this ordinance are set forth in Appendix B to this ordinance. The authorized purposes for new wholly-owned tribal enterprises established pursuant to this ordinance shall be as set out in their initial authorizing resolution, or amendments thereto.

                           10) to engage in any lawful business or activity
                  reasonably related to the purposes for which the enterprise is created, subject to the requirements of this ordinance.

                           11) to exercise such further incidental powers not
                  inconsistent with applicable laws, regulations, tribal ordinances or resolutions as may be necessary to the conduct of enterprise business.

         Section 12. OTHER ENTERPRISE BOARD OPERATIONAL POLICIES/PROCEDURES. Each enterprise board shall develop and present through the Office of the Tribal Chief for Tribal Council approval proposed board operational policies/procedures for the enterprise consistent with this Ordinance. These policies/procedures shall at minimum address election and removal of officers other than the Board Chairman and Treasurer, quorum and voting, establishment of committees of the board, and procedures for notice of regular and special meetings, etc. Once approved by the Tribal Council, the operational policies/procedures of the enterprise board may not be amended without review and approval of the amendment or amendments by the Tribal Council. All "bylaws" for existing enterprises set out in Section 2 shall be revised to conform to this ordinance and submitted for Tribal Council approval as board operational policies/procedures within 60 days of the date of enactment of this Ordinance.

         Section 13. NONWAIVER OF SOVEREIGN IMMUNITY. The Mississippi Band of Choctaw Indians hereby retains its sovereign immunity, and nothing contained in this Ordinance shall be construed as a waiver of the tribe's sovereign immunity, nor as authorization for any enterprise board to waive the Tribe's sovereign immunity. No enterprise board has or shall have any power or authority to waive the sovereign immunity of the Mississippi Band of Choctaw Indians or any of its divisions or enterprises or to pledge or encumber any Tribal Assets or revenues without approval of the Tribal Council. The property and assets of individual tribal members shall in no event be subjected to any claim or levy for any liabilities or debts of the Tribe.

         Section 14. ENTERPRISE BUDGETS.

         (a)      SUBMISSION OF PROPOSED ANNUAL OPERATING BUDGET.

                           1) Each tribal enterprise shall not less than sixty
                  days before the close of its fiscal year submit to the Office of the Tribal Chief a proposed operating budget for the next fiscal year. The Office of the Tribal Chief shall within thirty days of receipt of said proposed budget, schedule a Tribal Council meeting and request Tribal Council action on the proposed budget in accordance with the Tribal Council's Committee review and scheduling procedures.

                           2) The proposed annual operating budget shall
                  identify the proposed fixed costs and the proposed variable (or production) costs of the enterprise and the proposed sources of funds for the operating budget in such detail as the Tribal Council may from time to time require. Tribal Council approval of the variable cost budget shall be deemed authorization for the enterprise to incur and pay increased variable costs from enterprise revenues or other funds retained by the enterprise pursuant to the budget process, to respond to business opportunities, to otherwise react to supply and demand or other market forces, or to meet other external changes in the cost of doing business during the next fiscal year.

         (b)      SUBMISSION OF CAPITAL BUDGETS.

                           1) Budgets and justifications for expansion or
                  retooling of enterprise production capability, acquiring other companies or facilities, or to carry out other capital acquisitions not previously authorized by the Tribal Council may be presented to the Office of the Tribal Chief by the enterprise boards on an as-needed basis at any time during any year, or shall otherwise be presented together with the enterprise's annual operating budget submission as the capital acquisition needs of the enterprise may determine. The Office of the Tribal Chief shall within thirty days of receipt of said proposed budget, schedule a Tribal Council meeting and request Tribal Council action on the proposed budget in accordance with the Tribal Council's Committee review and scheduling procedures.

                           2) This budget shall identify the proposed capital
                  expenditures and sources of funds from which the enterprise proposes to pay the enterprise's projected capital costs in such detail as the Tribal Council may from time to time require.

         (c) All submissions to the Tribal Council regarding enterprise budgets shall be deemed approved by the Tribal Council if not acted on by the Tribal Council within thirty days of submission to the Tribal Council. This procedure applies to both "Operating Budgets" and "Capital Budgets".

         Section 15. FINANCIAL RECORDS, AUDITS, AND YEAR END FINANCIAL REPORT.

         (a) The boards of each enterprise shall (1) maintain accurate and complete records of the financial affairs of the enterprise in accordance with generally accepted accounting principles, (2) cause an annual audit of the enterprise's financial affairs to be conducted by a certified public accountant in accordance with generally-accepted auditing standards, consistently applied,
(3) furnish an annual year-end balance sheet, fiscal year income statement and fiscal year statement of cash flow, and (4) submit through the Office of the Tribal Chief a complete year end report of the financial affairs of the enterprise to the Tribal Council within five months of the close of the enterprise fiscal year.

         (b) In each operating year, the Office of the Tribal Chief shall make this year-end report to the Council on each enterprise after receiving the prior year's audit and before that enterprise's annual operating budget submission for the next fiscal year.

         (c) The enterprise audit requirement set out above may be satisfied through completion of an audit pursuant to the Federal Single Audit Act procedure set out in 31 U.S.C. Section 7501 and submission thereof to the Tribal Council.

         Section 16.       BANK ACCOUNTS.

         (a) All enterprise checks shall be signed by, and in the name of, the Tribal Chief and the Tribal Treasurer, either by direct signature or by authorized facsimile thereof. Such facsimile signature plates shall also contain an imprint for that particular enterprise so that any imprints made therefrom shall print the signature and title of the Tribal Chief, the Tribal Treasurer, and the name of the enterprise. Each enterprise board may also require an additional manual or facsimile signature of an enterprise manager or CEO on said checks, but is not required to do so.

         (b) All bank accounts for Tribal business enterprises shall likewise be established in the name of "The Mississippi Band of Choctaw Indians, d/b/a [the enterprise name]," with the Tribal Chief and Tribal Treasurer being authorized signatories thereon, provided that each enterprise board may authorize additional (supplemental) signatories for said bank accounts as set out above.

         Section 17. TAX REPORTING AND COMPLIANCE. Each Enterprise Board shall have the responsibility for ensuring the proper remittance and reporting of appropriate payroll and withholding taxes to the Tribal Chief's Office in order to facilitate the timely remittance and reporting to the appropriate taxing authorities. The Tribal Chief or his designee shall have the authority to request and require submission of information from Tribal Enterprises as may be deemed necessary to properly comply with Federal, Tribal or other Tax Laws.

         Section 18. BOARD COMPENSATION. Members of the enterprise board shall not be paid for their services to the enterprise, nor shall any of those members hold any paid position as an employee, agent, or consultant of the enterprise; provided, however, that the enterprise may reimburse board members for expenses on behalf of the enterprise and provide a fixed amount per board meeting or per Board Committee meetings in an amount to be determined by the Tribal

Council on an annual basis by resolution. This stipend approval process may be completed separately from or as a part of the annual budgeting process.

         Section 19. INSURANCE. The Tribal Chief or his designee shall consult with the Tribal Secretary-Treasurer, with each enterprise board, and with the Tribal Council Committee on Budgets and Finance and obtain such insurance coverages, including, but not limited to liability, casualty, and fidelity bonding for the enterprise and its officers through appropriate riders or endorsements on the Tribe's insurance policies. Premiums for all insurance coverages for a particular enterprise shall be charged back to such enterprise.

         Section 20. INDIAN PREFERENCE.

                           1) The enterprise shall to the maximum extent
                  feasible adhere in regard to recruitment, employment, reduction in force, promotion, training, and related employment actions to a publicly announced policy and practice of extending preferential treatment to members of the Mississippi Band of Choctaw Indians ("Mississippi Choctaws").

                           2) The enterprise shall to the maximum extent
                  feasible further implement and maintain an aggressive program of recruiting, training, and upgrading Mississippi Choctaw employees, and, to the extent that funds are available, shall provide pre-employment and pre-promotion training for qualified Mississippi Choctaw applicants in furtherance of the goal of insuring maximum Mississippi Choctaw employment and participation in all levels of the management, operation, and work force of the enterprise.

                           3) Notwithstanding parts (1) and (2) of this section,
                  the enterprise is empowered to employ non-members when no qualified Mississippi Choctaw tribal members can be recruited, trained, or upgraded to fill a given job vacancy within a reasonable period of time at a reasonable cost consistent with business necessity.

         Section 21. DURATION AND TERMINATION. The period of existence of each enterprise shall be perpetual, but may be terminated by the Tribal council at any time when such termination is found by the Tribal Council to be in the best interest of the Tribe. In the event the enterprise is terminated, all legal and valid financial obligations of the enterprise will be met and the remaining assets of the enterprise will be retained by the Mississippi Band of Choctaw Indians and any cash proceeds deposited into the Tribe's general fund. Thereafter, such funds and assets may be spent or invested by the Tribal Council for the social and economic betterment of the Mississippi Band of Choctaw Indians.

         Section 22. INDEMNITY. All past, present, or future board members of tribal enterprises shall be indemnified by the Tribe for actual losses, expenses, costs of defense, or liabilities incurred in connection with any claim or suit brought against the board member for alleged negligent or wrongful conduct while providing service to the enterprise; provided, however that no board member shall be indemnified in connection with any claim or liability arising out of the board member's own willful misconduct, bad faith, or conduct outside the scope of his authorized powers or duties set forth in this Ordinance, and provided further that this indemnity shall apply only to the extent that insurance coverage does not otherwise adequately indemnify or make the Board member whole.

         Section 23. CONFLICT OF INTEREST. No board member shall vote on or in any other manner participate in any matter or decision in which he, or any member of his immediate family (i.e., spouse, parent, child, or person claimed as a dependent for federal income tax purposes), shall have a direct personal financial interest. Such a board member, however, shall be counted for purposes of determining a quorum. However, this provision shall not preclude a board member from voting on any proposed change in employee wage scales or benefits packages applicable to all enterprise employees.

         Section 24. MINUTES. Each of the Enterprise Board shall keep minutes of its official business as permanent business records to be kept in the offices of the enterprise. Such minutes shall be made available for review and inspection by Tribal Council upon request by the Tribal Chief.

         Section 25. AVOIDANCE OF DUPLICATION. To avoid unnecessary proliferation of separate enterprise boards, the Council intends that due consideration shall be given in the future to the prospect of administering new lines of business under one or more of the existing enterprises as appropriate rather than by continued initiation of separate enterprises with separate boards to the extent feasible.

         Section 26. SPECIAL PROVISIONS FOR CHOCTAW DEVELOPMENT ENTERPRISE. The Tribal Council hereby converts the Choctaw Development Enterprise from a membership corporation to an unincorporated enterprises of the tribal government which shall have the same status as the other enterprises identified in Section 2 of this Ordinance. Because the existing members of the Enterprise paid a $1 annual membership fee to become members, the Tribal Council hereby authorizes and directs the Tribal Chief to reimburse $1 to all existing members of the Choctaw Development Enterprise and provide them a "certificate of appreciation" for their role in advancing the interests of the Choctaw Development Enterprise. The existing enterprise board members for the Choctaw Development Enterprise will continue in office for the duration of their present terms. Thereafter, those board positions will be filled by the Tribal Council in accordance with Section 11(d) of this Ordinance.

         Section 27. SPECIAL PROVISIONS FOR CHOCTAW HOUSING AUTHORITY. The Choctaw Housing Authority is a tribally-chartered instrumentality of the Mississippi Band of Choctaw Indians established as a not-for-profit corporation to carry out public housing functions. The Housing Authority (as a separate corporation) utilizes a separate taxpayer identification number/employer identification number. This Ordinance does not affect that status and the Housing Authority shall continue to operate under its existing charter unaffected by this Ordinance until and unless there is further Council action addressing the status of the Housing Authority pursuant to the Native American Housing Assistance & Self-Determination Act of 1996, Pub. L. 104-330, or otherwise.

         Section 28. SPECIAL PROVISIONS FOR SILVER STAR RESORT AND CASINO.

         (a) The Silver Star Resort and Casino is an unincorporated enterprise of the Mississippi Band of Choctaw Indians administratively located within the Tribal Government Executive Branch. The resort and casino are wholly-owned developments of the Tribe and are currently operated without a separate board pursuant to a management contract and a state-tribal compact approved by the Secretary of the Interior pursuant to 25 U.S.C., Section 2701, et.seq. Nothing in this Ordinance shall be construed to alter the management and operational requirements of the Silver Star Resort & Casino pursuant to said compact and management contract. However, after enactment of this ordinance, the Silver Star Resort and Casino shall be administratively located within the Tribal Business Enterprise Division of the Tribal Government Executive Branch.

         (b) The Silver Star Resort & Casino has in the past reported certain covered tribal gaming revenues for federal excise purposes through a tribal taxpayer identification number

(#58-2156629) which is different from the regular tribal taxpayer identification number (#64-0345731). Commencing within the time frames set out in Section 8 of this ordinance, if any tax reporting is required by the Tribe at any point in connection with the Silver Star Resort and Casino, the Tribe's regular taxpayer identification number shall be used (#64-0345731).

         Section 29. SEPARATION OF TRIBAL GOVERNMENT EXECUTIVE BRANCH INTO GOVERNMENT SERVICES DIVISION AND BUSINESS ENTERPRISE DIVISION; LIMITED DELEGATIONS OF AUTHORITY. In order to provide for an effective separation between the policies and procedures applicable to Tribal Government Services functions and Tribal Business Enterprise operations within the Tribe's Constitutional governmental structure, the Tribal Government Executive Branch is hereby divided into two (2) different divisions under the Office of the Tribal Chief.

         One division (the Tribal Government Services Division) will contain all existing operations and departments of the Executive Branch, except the business enterprises identified in Section 2 of this Ordinance and the Silver Star Resort and Casino.

         The other division (the Tribal Business Enterprise Division) will contain all Tribal business enterprises identified in Section 2 of this Ordinance, the Silver Star Resort and Casino and other wholly-owned Tribal business enterprises established in the future under this ordinance.

         The provisions made in this ordinance for a board of directors to oversee each enterprise within the Executive Branch have been authorized through limited delegations of certain of the Tribal Council's Powers and limited delegations of certain of the Tribal Chief's powers to these Boards. This was done in recognition of the different operational and management needs of the Tribe's business enterprises as compared to its regular Government Services functions. No amendment to this ordinance which alters or impinges upon the limited delegations of power from the Tribal Chief to these Boards shall be effective unless approval by the Tribal Chief in writing. Likewise, the Tribal Chief shall not make any change in the operations of the Tribal Business Enterprise Division of the Executive Branch which alters or impinges upon the limited delegations of power from the Tribal Council to these Boards without written Tribal Council approval.

         Section 30. EFFECTIVE DATE. BE IT FURTHER ORDAINED that this Ordinance shall become effective from and after the date of its enactment by the Tribal Council.




                                  CERTIFICATION

         I, the undersigned, as Secretary-Treasurer of the Mississippi Band of Choctaw Indians, certify that the Tribal Council of said Band is composed of 16 members, of whom 14, constituting a quorum, were present at a special-called meeting thereof, duly called, noticed, convened, and held this 20th day of November, 1997; and that the foregoing Ordinance was duly enacted by a vote of 14 members in favor, 0 opposed, and 0 abstaining.

         DATED this 20th day of November, 1997.

ATTEST:


/s/ Phillip Martin                              /s/ Hayward Bell
-------------------------------                 --------------------------------
CHIEF                                           SECRETARY-TREASURER


                      CONFIRMATION OF LIMITED DELEGATION OF
                    CONSTITUTIONAL POWER BY THE TRIBAL CHIEF

         I, Phillip Martin, Tribal Chief, Mississippi Band of Choctaw Indians, do hereby confirm my approval of and my decision to make the limited delegations of Constitutional Executive power to the enterprise boards on the terms and conditions set forth in this Ordinance.

         01/05/98                               /s/ Phillip Martin
-------------------------------                 --------------------------------
Date                                            Phillip Martin, Tribal Chief

                                   APPENDIX A

  STANDARD FORM RESOLUTION FOR ESTABLISHMENT OF NEW TRIBAL BUSINESS
ENTERPRISES

         WHEREAS, the Tribal Council of the Mississippi Band of Choctaw Indians is empowered to address the regulation and establishment of Tribal business enterprises under Article VIII, Section 1(h), (j) and (o) of the Tribal Constitution and Bylaws; and,

         WHEREAS, the Tribal Council has heretofore exercised those powers to enact Tribal Ordinance No. 56, "An Ordinance Providing for Classification, Regulation and Creation of Tribal Business Enterprises;" and,

         WHEREAS, said Ordinance sets out the procedure by which new tribal business enterprises are to be established and operated as unincorporated divisions of the Tribe; and,

         WHEREAS, the Tribal Council has determined that there is a need to establish a new wholly-owned tribal business enterprise for the purposes set out below,

         NOW, THEREFORE, BE IT RESOLVED:

         1. A new tribal business enterprise is hereby established which shall be known as the Mississippi Band of Choctaw Indians, d/b/a
[here insert name].

         2. The new tribal business enterprise is hereby established for the following authorized purposes:

                  [here insert purposes]

         3. The initial board for this new enterprise shall consist of:

BOARD MEMBER              INITIAL TERM                       TERM EXPIRES
------------              ------------                       ------------
Tribal Chairman           For duration of term as    End of term as Tribal Chief
                          Tribal Chief

Secretary/Treasurer       For duration of term as    End of term as Secretary/
                          Secretary/Treasurer of     Treasurer of Tribal Council
                          Tribal Council

Other Board Positions     Mix of 4-year and 2-year   End of term
                          terms as needed to
                          create stagger

         4. The Tribal Chief is hereby designated as the initial Board Chairman and the Secretary/Treasurer of the Council is hereby designated Board Treasurer.

         5. All other organizational requirements and procedures for this new business enterprise shall be governed by Tribal Ordinance No. 56.

         BE IT FURTHER RESOLVED that this Resolution shall become effective from and after the date of its final approval by the Tribal Council.

                                  CERTIFICATION

         I, the undersigned, as Secretary/Treasurer of the Mississippi Band of Choctaw Indians, certify that the Tribal Council of said Band is composed of 16 members, of whom 16, constituting a quorum, were present at a regular meeting thereof, duly called, noticed, convened, and held this _____ day of ___________, 19_______; and that the foregoing Resolution was duly enacted by a vote of __________ members in favor, _____ opposed, and _____ abstaining.

         DATED this _____ day of _______________, 19___.




ATTEST:

-----------------------------          -----------------------------
CHIEF                                  SECRETARY-TREASURER

                                   APPENDIX B

Existing tribal business enterprise which will continue operation under their existing boards, but under the Tribal Business Enterprise Division of the Tribal Government Branch pursuant to the new enterprise Ordinance:

1. Chahta Enterprise - Authorized Purpose: To engage in the business of manufacturing and selling automotive and non-automotive wire harnesses, wiring assemblies and related products, including electrical wiring.

2. Choctaw Development Enterprise - Authorized Purpose: To engage in the business of residential, commercial, and institutional construction on a contract basis as a general contractor or subcontractor both on and off the Choctaw Indian Reservation.

3. First American Printing and Direct Mail Enterprise - Authorized Purpose: To engage in the business of manufacturing and selling (a) publishing and distribution of information, (b) data processing services, (c) telemarketing (incoming and outgoing) services, (d) direct mail services, and (e) commercial art services.

     NOTE: First American Printing and Direct Mail Enterprise is the tribal party in a the 51% tribally-owned joint venture with a third party (Quad, Inc.). This joint venture is named First American Plastic Molding Enterprise d/b/a First American Plastics.

4. Choctaw Manufacturing Enterprise - Authorized Purpose: To engage in the business of manufacturing and selling electrical components, wiring assemblies, p.c. boards, and related products involving electrical wiring or computer components.

5. Choctaw Golf Enterprise - Authorized Purpose: To market and operate the Dancing Rabbit Golf Club, golf course, and related on-site facilities.

6. Choctaw Residential Center Enterprise - Authorized Purpose: To provide long-term (residential) care for intermediate and skilled care patients, including all required nursing, social, psychological, dietary, and management services on a business basis.

7. Choctaw Construction Enterprise - Authorized Purpose: To engage in the business of residential, commercial, and institutional construction as a general contractor or subcontractor on a contract basis, both on and off the Choctaw Indian Reservation

     NOTE: Choctaw Construction Enterprise is the tribal party in the 51% tribally-owned joint venture with a third party (W.G. Yates & Sons Construction Company, a Mississippi corporation). The joint venture does business as The Choctaw-Yates Joint Venture.

8. Choctaw Shopping Center Enterprise - Authorized Purpose: To engage in the business of developing, marketing, managing, and renting commercial retail office space, to manage a branch of the U.S. Postal Service and to operate the Choctaw Office Supply, selling office and school supplies to end users.

                                   APPENDIX C

         The members of the former and new Boards of the Tribal Business Enterprises identified in Section 2 of this Ordinance are set out below. The composition of these Boards will be re-examined within six (6) months from 11/20/97, pursuant to Section 11(d)(iv) of this Ordinance.

1.       CHAHTA ENTERPRISE

Former Board                                      New Board

                                4-Year                                 4-Year
   Board Member              Term Expires         Board Member       Term Expires
------------------           ------------        --------------      ------------
Phillip Martin*                 11/98            Phillip Martin*         N/A
Roger Anderson                  11/98            Hayward Bell**          N/A
Beasley Denson                  11/98            Roger Anderson          11/98
Albert Farve                    11/98            Beasley Denson          11/98
Rufus Tubby                     11/96            Rufus Tubby             11/2000
William Comby                   11/96
Donna Denson                    11/96

           *Chairman
          **Treasurer

2.       CHOCTAW DEVELOPMENT ENTERPRISE

Former Board                                      New Board

   Board Member              Term Expires         Board Member       Term Expires
------------------           ------------        --------------      ------------
Phillip Martin*                 02/99            Phillip Martin*         N/A
Frank Steve                     02/99            Hayward Bell**          N/A
Rufus Tubby                     02/99            Austin Tubby            07/98
William R. Bell                 02/99
Melford Farve                   02/97
Lola Parkerson                  02/97
Thallis Lewis                   02/97

           *Chairman
          **Treasurer

3.       FIRST AMERICAN PRINTING AND DIRECT MAIL ENTERPRISE

Former Board                                      New Board

   Board Member              Term Expires         Board Member       Term Expires
------------------           ------------        --------------      ------------
Phillip Martin*                 07/99            Phillip Martin*          N/A
Rufus Tubby                     07/99            Hayward Bell**           N/A
Frank Steve                     07/99            Rufus Tubby              07/99
Donna Denson                    07/97            William R. Bell          07/99
William R. Bell                 07/97            Donna Denson             07/97

           *Chairman
          **Treasurer

4.       CHOCTAW MANUFACTURING ENTERPRISE

Former Board                                      New Board

   Board Member              Term Expires         Board Member       Term Expires
------------------           ------------        --------------      ------------
Phillip Martin*                 07/98            Phillip Martin*          N/A
Austin Tubby                    07/98            Hayward Bell**           N/A
William Comby                   07/96            Austin Tubby             07/98

           *Chairman
          **Treasurer

5.       CHOCTAW GOLF ENTERPRISE

Former Board                                      New Board

   Board Member              Term Expires         Board Member       Term Expires
------------------           ------------        --------------      ------------
Phillip Martin*                 01/2000          Phillip Martin*          N/A
John Farmer                     01/2000          Hayward Bell**           N/A
Roger Anderson                  01/98            Roger Anderson           01/2000

           *Chairman
          **Treasurer

6.       CHOCTAW RESIDENTIAL CENTER ENTERPRISE

Former Board                                      New Board

   Board Member              Term Expires         Board Member       Term Expires
------------------           ------------        --------------      ------------
Phillip Martin*+                  N/A            Phillip Martin*          N/A
William R. Bell+                  N/A            Hayward Bell**           N/A
Hayward Bell**+                   N/A            William R. Bell          N/A
Billy Chickaway+                 10/97           Billy Chickaway          N/A
Peggy Crawford                   10/97           Margaret Muse           10/99
Jimmy Lee Shannon                10/97           Peggy Crawford          10/2001
Margaret Muse                    10/99           Jimmy Lee Shannon       10/2001

           *Chairman
          **Treasurer
   +Chief, Vice Chief, Secretary-Treasurer, and Chairman of the Health Committee of the Tribal Council are automatic members.


7.       CHOCTAW CONSTRUCTION ENTERPRISE

Former Board                                      New Board

   Board Member              Term Expires         Board Member       Term Expires
------------------           ------------        --------------      ------------
Phillip Martin*                 07/97            Phillip Martin*         N/A
William R. Bell                 07/97            Hayward Bell**          N/A
Frank Steve                     07/97            Thallis Lewis          07/99
Rufus Tubby                     07/97            Lola Parkerson         07/99
Thallis Lewis                   07/99            Melford Farve          07/2001
Lola Parkerson                  07/99
Melford Farve                   07/99

           *Chairman
          **Treasurer

8.       CHOCTAW SHOPPING CENTER ENTERPRISE

Former Board                                      New Board

   Board Member              Term Expires         Board Member       Term Expires
------------------           ------------        --------------      ------------
Phillip Martin*                 07/98            Phillip Martin*         N/A
John Farmer                     07/98            Hayward Bell**          N/A
Frank Steve                     07/2000          John Farmer             07/98
Donna Denson                    07/2000          Frank Steve             07/2000
Austin Tubby                    07/2000          Austin Tubby            07/2000

           *Chairman
          **Treasurer